NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
CHARTER

Organization

There shall be a committee of the board of directors (the “Board”) of Leroy Ventures Inc. (“Leroy”) known as the Nominating and Corporate Governance Committee (the “Committee”). This charter shall govern the operations of the Committee.

Membership and Qualifications

The membership of the Committee shall be appointed by the Board and shall consist of at least two directors.

Each member of the Committee shall be, while at all times a member of the Committee, free of any relationship that, in the opinion of the Board, would interfere with the member’s individual exercise of independent judgment and shall otherwise meet the independence requirements for serving on nominating and corporate governance committees.

The Board shall appoint one member of the Committee as chair. The chair shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments, preparing minutes and reporting to the Board. The chair shall also maintain regular liaison with Leroy’s Chief Executive Officer.

Purpose

The primary purpose of the Committee is to:

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identify individuals qualified to become Board members;

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recommend director nominees for each annual meeting of Leroy’s stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

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be aware of the best practices in corporate governance and develop and recommend to the Board a set of corporate governance standards to govern the Board, its committees, the company and its employees in the conduct of the business and affairs of the company; and

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develop and oversee the annual Board and Board Committee evaluation process.

Authority

The Committee has the power and authority to engage and determine funding for outside counsel or other experts or advisors as the Committee deems necessary or appropriate to carry out its duties and responsibilities. Leroy shall provide appropriate funding, as determined by the Committee, for any advisors employed by the Committee as well as for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Duties and Responsibilities

The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

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make recommendations to the Board regarding the size and composition of the Board;

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consider and recruit candidates for director nominees based upon recommendations from current outside directors, members of management, outside consultants or search firms, and/or stockholders using the following approach:

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the criteria for selecting new directors shall reflect the requirements of the listing standards of the TSX Venture Exchange (or such other exchange or self-regulatory organization on which Leroy’s shares are then listed for trading) with respect to independence and the following factors; (i) the appropriate size of Leroy’s board; (ii) the needs of Leroy with respect to the particular talents and experience of its directors; (iii) personal and professional integrity of the candidate; (iv) level of education and/or business experience; (v) broad-based business acumen; (vi) the level of understanding of Leroy’s business and the industry in which it operates and other industries relevant to Leroy’s business: (vii) ability and willingness to commit adequate time to Board and committee matters; (viii) the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of Leroy; (ix) strategic thinking and a willingness to share ideas; and (x) diversity of experiences, expertise and background. The committee will use these criteria to evaluate potential nominees and will not evaluate proposed nominees differently depending upon who has made the recommendation;

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the Committee will consider proposed nominees whose names are submitted to it by stockholders in accordance with the procedures set forth in Leroy bylaws.

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recommend on an annual basis a slate of director nominees for approval by the Board of Directors and the stockholders;

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review the appropriate committee structure of the Board and recommend to the Board for its approval directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed;

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review at least annually, Leroy’s corporate governance standards and recommend changes to the Board as deemed necessary;

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generally advise the Board on emerging corporate governance matters for incorporation into Leroy’s policies and procedures;

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develop, implement and administer an annual Board and Board Committee evaluation process;

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perform any other activities consistent with this Charter, Leroy’s Articles and governing law as the Committee or the Board deem appropriate;

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undergo an annual review of the performance of the Committee pursuant to the process established as set forth above;

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where appropriate, retain (without need for further Board approval) and consult with such independent advisors as the Committee may deem necessary or appropriate in connection with fulfilling the responsibilities and duties of the Committee;

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meet as often as its members deem necessary to perform the Committee’s duties and responsibilities;

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report regularly to the Board with regard to action taken by the Committee and any issues that may arise in the course of the discharge by the Committee of its responsibilities and duties hereunder;

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prepare and submit the minutes of all meetings of the Committee to, and discuss the matters discussed at each committee meeting with the Board; and

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review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for its approval.

Delegation to Subcommittees

The Committee shall have the power and authority to delegate any of its duties and responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

Approved by the Leroy Ventures Inc.

Board of Directors

Date: May 20, 2005.